Exhibit 99.1

Release:	4:05 P.M. July 21, 2022
212-365-6721
IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Quarterly Net Income

Revenues Increased 44.4% Year-Over-Year

Loans Increased 26.8% Year-Over-Year

Return on Average Tangible Common Equity1 of 16.7%

NEW YORK, July 21, 2022 – Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $23.2 million, or $2.07 per diluted common share, for the second quarter of 2022 compared to net income of $13.3 million, or $1.55 per diluted common share, for the second quarter of 2021.

The Company will conduct a conference call at 9:00 a.m. Eastern time on Friday, July 22, 2022, to discuss second quarter 2022 results. See “Conference Call” section below for further details.

Financial Highlights Year-Over-Year:

•	Total revenues of $62.3 million, up 44.4%.

•	Banking-as-a-Service (“BaaS”) revenues of $5.2 million, up 36.1%.

•	Net income of $23.2 million, up 73.9%.

•	Diluted earnings per share of $2.07, up 33.5%.

•	Net interest margin of 3.27%, up 59 basis points.

•	Loans totaled $4.4 billion, up 26.8%.

•	Deposits were $6.2 billion, up 16.8%.

•	Book value per share was $52.54, up 22.4%, and tangible book value per share[1] was $51.65, up 23.7%.

•	Return on average equity of 16.4% and return on average tangible common equity[1] of 16.7%.

•	Efficiency ratio[2] improved to 42.2% compared to 50.3% for the prior year period.

1 Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.

2 Total non-interest expense divided by Total revenues.

1

Mark DeFazio, President and Chief Executive Officer, commented,

“I am pleased with the strong performance of MCB throughout the franchise. The solid balance sheet growth continues to generate strong financial returns while prior investments have made us more efficient and built for scale. Our sustained performance throughout the full economic cycle underscores the resilience of our business model and our focus on disciplined underwriting. Our strong market positioning and balance sheet strength position us well to serve existing and new clients at a time when the competitive landscape is fluid.

“Our Global Payments Group continues to deepen and expand its relationship with fintech clients who provide retail financial services to consumers and businesses nationwide. Together with our Fintech partners, the stage is set for GPG to be a best in class digital retail bank providing consumer financial services.

“Our continued performance would not be possible without the unconditional support and dedication of our staff and Directors.”

Balance Sheet

The Company had total assets of $6.9 billion at June 30, 2022, an increase of $1.1 billion, or 18.7%, from June 30, 2021, and an increase of $240.1 million, or 3.6% from March 31, 2022.

Total cash and cash equivalents were $1.3 billion at June 30, 2022, a decrease of $377.4 million, or 22.0%, from June 30, 2021 and a decrease of $72.1 million, or 5.1%, from March 31, 2022. The decrease from June 30, 2021, reflected the $1.4 billion deployment into loans and securities offset by the strong growth in deposits as well as the cash received from the issuance of common stock during the third quarter of 2021.

Total loans, net of deferred fees and unamortized costs, were $4.4 billion, an increase of $925.7 million, or 26.8%, from June 30, 2021, and an increase of $253.7 million, or 6.2% from March 31, 2022. Loan production was $512.8 million for the second quarter of 2022 compared to $265.4 million for the prior year period and $488.9 million for the prior linked quarter. The increase in total loans from June 30, 2021, was due primarily to an increase of $735.8 million in commercial real estate (“CRE”) loans (including owner-occupied) and $180.0 million in commercial and industrial (“C&I”) loans. The increase in total loans from March 31, 2022, was due primarily to an increase of $140.1 million in CRE loans (including owner-occupied) and $57.1 million in C&I loans.

Total securities were $998.5 million at June 30, 2022, an increase of 82.1% from June 30, 2021, and 2.3% from March 31, 2022, due primarily to the deployment of excess liquidity.

Total deposits were $6.2 billion, an increase of $890.1 million, or 16.8% from June 30, 2021, and an increase of $239.0 million or 4.0% from March 31, 2022. The increase in deposits from June 30, 2021, was primarily due to increases in digital currency and retail deposit customers. Non-interest-bearing demand deposits were 56.2% of total deposits at June 30, 2022, compared to 52.8% at June 30, 2021 and 53.5% at March 31, 2022.

Accumulated other comprehensive loss, net of tax, was $34.8 million, an increase of $32.9 million, from June 30, 2021, and $11.0 million from March 31, 2022. The increases were due to the prevailing interest rate environment which increased the unrealized losses on available-for-sale securities, partially offset by increases in unrealized gains on cash flow hedges.

2

At June 30, 2022, the Company had available borrowing capacity of $477.4 million from the Federal Home Loan Bank and an available line of credit of $97.8 million under the Federal Reserve Bank of New York discount window. The Company and the Bank each met all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 337.4% of total risk-based capital at June 30, 2022, compared to 442.6% and 350.9% at June 30, 2021 and March 31, 2022, respectively.

Income Statement

Financial Highlights

	Three months ended			Six months ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2022	2022	2021	2022	2021
Total revenues (1)	$62,300	$54,059	$43,129	$116,359	$82,145
Net income	23,189	19,021	13,336	42,210	25,453
Diluted earnings per common share	2.07	1.69	1.55	3.76	2.98
Return on average assets (2)	1.38%	1.11%	0.97%	1.25%	1.01%
Return on average equity (2)	16.4%	13.8%	15.0%	15.1%	14.6%
Return on average tangible common equity (2), (3)	16.7%	14.0%	15.6%	15.5%	15.2

(1)	Total revenues equal net interest income plus non-interest income.
(2)	Ratios are annualized.
(3)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.

Net Interest Income

Net interest income for the second quarter of 2022 was $55.3 million, an increase of $8.7 million from the prior linked quarter and $18.3 million from the prior year period. This was primarily due to an increase in the average balance of loans and securities, the increase in prevailing interest rates and the shift in asset mix to higher-yielding interest earning assets. The average balance of loans increased $330.0 million and $897.3 million compared to the prior linked quarter and prior year period, respectively. The average balance of securities increased $16.7 million and $539.7 million compared to the prior linked quarter and prior year period, respectively. The average yield on loans increased 9 basis points and 22 basis points compared to the prior linked quarter and prior year period, respectively. The average yield on overnight deposits increased 66 basis points and 74 basis points compared to the prior linked quarter and prior year period, respectively.

Net Interest Margin

Net interest margin for the second quarter of 2022 was 3.27% compared to 2.71% and 2.68% for the prior linked quarter and prior year period, respectively. The 56 basis point increase in net interest margin from the prior linked quarter was driven largely by the increase in the average balance of loans, the increase in yields for loans and overnight deposits and the subordinated debt redemption in the first quarter of 2022. The 59 basis point increase from the prior year period was driven largely by the increase in the average balance of loans and securities, the increase in yields for loans and overnight deposits, and the subordinated debt redemption in the first quarter of 2022.

Total cost of funds for the second quarter of 2022 was 25 basis points compared to 28 basis points and 32 basis points for the prior linked quarter and prior year period, respectively. The 3 basis point decrease from the prior linked quarter was driven by the subordinated debt redemption in the first quarter of 2022. The 7 basis point decline from the prior year period was driven by the shift toward non-interest bearing deposits as well as a decrease in the cost of interest-bearing deposits.

3

Non-Interest Income

Non-interest income was $7.0 million for the second quarter of 2022, a decrease of $0.4 million from the prior linked quarter. Global Payments Group non transactional revenues were elevated in the prior linked quarter. Non-interest income increased $0.8 million for the second quarter of 2022, compared to the prior year period primarily driven by the increase in Global Payments Group client transaction volumes, offset by the $0.6 million decrease in the gain on the sale of securities.

Non-Interest Expense

Non-interest expense was $26.3 million for the second quarter of 2022, an increase of $1.7 million and $4.6 million from the prior linked quarter and prior year period, respectively. Non-interest expense increased from the prior linked quarter primarily due to charitable contributions and qualified CRA grants. Non-interest expense increased from the prior year period primarily due to an increase in full-time employees, and general expense growth in line with revenue growth and volume expansion in the global payments business.

Income Tax Expense

The estimated effective tax rate for the second quarter of 2022 was 31.0% compared to 27.0% and 31.8% for the prior linked quarter and prior year period, respectively. The effective tax rate increased from the prior linked quarter primarily due to discrete tax items recognized during the first quarter of 2022.

Asset Quality

Credit quality remains strong as there were no charge-offs during the second quarter of 2022 and non-performing loans to total loans was 0.00% at June 30, 2022 compared to 0.16% at June 30, 2021.

The Company recorded a provision of $2.4 million for the second quarter of 2022 compared to $3.4 million and $1.9 million for the prior linked quarter and prior year period, respectively. The provision was in line with loan growth during the respective periods.

Conference Call

The Company will conduct a conference call at 9:00 a.m. Eastern time on Friday, July 22, 2022, to discuss second quarter 2022 results. To access the event by telephone, please dial 866-518-6930 (US), 203-518-9797 (INTL), and provide conference ID: MCBQ222 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software.

For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”). The Bank is a New York City based commercial bank that provides a broad range of business, commercial and personal banking products and services to small, middle-market, corporate enterprises, municipalities, and affluent individuals. The Bank’s Global Payments Group is an established leader in BaaS (Banking-as-a-Service) to various domestic and international fintech, payments and money services businesses. The Bank operates banking centers in New York City and on Long Island in New York State, and is ranked as one of the 100 Fastest-Growing Companies by Fortune, one of the Top 50 Community Banks by S&P, and one of the Top 20 Commercial Lenders by ICBA for banks with an asset size of more than $1 billion. The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender. For more information, please visit MCBankNY.com.

4

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the continuing impact of the COVID-19 pandemic on our business and results of operation, an unexpected deterioration in our loan or securities portfolios, unexpected increases in our expenses, different than anticipated growth and our ability to manage our growth, unanticipated regulatory action or changes in regulations, unexpected changes in interest rates, inflation, an unanticipated decrease in deposits, an unanticipated loss of key personnel or existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, an unexpected adverse financial, regulatory or bankruptcy event experienced by our fintech partners, unanticipated increases in FDIC costs, changes in regulations, legislation or tax or accounting rules, the current or anticipated impact of military conflict, terrorism or other geopolitical events and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

5

Consolidated Balance Sheet (unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
(in thousands)	2022	2022	2021	2021	2021
Assets
Cash and due from banks	$33,143	$32,483	$28,864	$32,660	$29,651
Overnight deposits	1,308,738	1,381,475	2,330,486	1,824,820	1,689,614
Total cash and cash equivalents	1,341,881	1,413,958	2,359,350	1,857,480	1,719,265
Investment securities available for sale	465,661	505,728	566,624	603,168	543,769
Investment securities held to maturity	530,740	467,893	382,099	2,017	2,222
Equity investment securities, at fair value	2,107	2,173	2,273	2,289	2,291
Total securities	998,508	975,794	950,996	607,474	548,282
Other investments	17,357	15,989	11,998	11,998	11,989
Loans, net of deferred fees and unamortized costs	4,375,165	4,121,443	3,731,929	3,603,288	3,449,490
Allowance for loan losses	(40,534)	(38,134)	(34,729)	(38,121)	(37,377)
Net loans	4,334,631	4,083,309	3,697,200	3,565,167	3,412,113
Receivables from global payments business, net	68,214	62,129	39,864	48,302	40,091
Accrued interest receivable	18,203	16,186	15,195	13,504	14,424
Premises and equipment, net	17,933	16,434	15,116	14,031	13,337
Prepaid expenses and other assets	60,582	33,408	16,906	13,565	17,959
Goodwill	9,733	9,733	9,733	9,733	9,733
Total assets	$6,867,042	$6,626,940	$7,116,358	$6,141,254	$5,787,193
Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$3,470,325	$3,176,048	$3,668,673	$2,803,823	$2,794,136
Interest-bearing deposits	2,708,075	2,763,315	2,766,899	2,653,746	2,494,137
Total deposits	6,178,400	5,939,363	6,435,572	5,457,569	5,288,273
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Subordinated debt, net of issuance cost	—	—	24,712	24,698	24,684
Secured borrowings	32,044	32,322	32,461	35,559	36,449
Accounts payable, accrued expenses and other liabilities	37,774	50,216	36,411	38,129	30,598
Accrued interest payable	367	297	746	448	1,773
Prepaid third-party debit cardholder balances	23,531	24,092	8,847	21,577	21,201
Total liabilities	6,292,736	6,066,910	6,559,369	5,598,600	5,423,598

Class B preferred stock	—	—	—	3	3
Common stock	109	109	109	106	83
Additional paid in capital	385,369	383,327	382,999	382,922	219,098
Retained earnings	223,595	200,406	181,385	162,498	146,283
Accumulated other comprehensive gain (loss), net of tax effect	(34,767)	(23,812)	(7,504)	(2,875)	(1,872)
Total stockholders’ equity	574,306	560,030	556,989	542,654	363,595
Total liabilities and stockholders’ equity	$6,867,042	$6,626,940	$7,116,358	$6,141,254	$5,787,193

6

Consolidated Statement of Income (unaudited)

	Three months ended			Six months ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2022	2022	2021	2022	2021
Total interest income	$59,158	$50,970	$41,050	$110,128	$79,156
Total interest expense	3,856	4,338	4,077	8,194	7,760
Net interest income	55,302	46,632	36,973	101,934	71,396
Provision for loan losses	2,400	3,400	1,875	5,800	2,825
Net interest income after provision for loan losses	52,902	43,232	35,098	96,134	68,571

Non-interest income
Service charges on deposit accounts (1)	1,474	1,370	1,126	2,844	2,098
Global Payments Group revenue (1)	5,242	5,657	3,851	10,899	7,210
Other service charges and fees	355	506	566	861	868
Unrealized gain (loss) on equity securities	(73)	(106)	4	(179)	(36)
Gain (loss) on sale of securities	—	—	609	—	609
Total non-interest income	6,998	7,427	6,156	14,425	10,749

Non-interest expense
Compensation and benefits	13,415	13,421	11,211	26,836	22,638
Bank premises and equipment	2,264	2,116	2,000	4,380	4,024
Professional fees	1,692	1,474	2,003	3,166	3,306
Technology costs	1,144	1,399	1,447	2,543	2,374
Licensing fees	2,686	2,294	2,067	4,980	4,141
Other expenses	5,068	3,915	2,961	8,983	5,528
Total non-interest expense	26,269	24,619	21,689	50,888	42,011

Net income before income tax expense	33,631	26,040	19,565	59,671	37,309
Income tax expense	10,442	7,019	6,229	17,461	11,856
Net income	$23,189	$19,021	$13,336	$42,210	$25,453

Earnings per common share:
Average common shares outstanding:
Basic	10,931,697	10,919,868	8,312,234	10,925,718	8,294,404
Diluted	11,189,807	11,223,294	8,543,474	11,208,992	8,496,945
Basic earnings	$2.12	$1.74	$1.59	$3.86	$3.06
Diluted earnings	$2.07	$1.69	$1.55	$3.76	$2.98

(1)	Certain prior period amounts have been reclassified for consistency with the current period presentation.

7

Loan Production, Asset Quality & Regulatory Capital

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
(dollars in thousands)	2022	2022	2021	2021	2021
LOAN PRODUCTION	$512.8	$488.9	$411.0	$312.9	$265.4

ASSET QUALITY
Non-accrual loans:
Commercial real estate	$—	$—	$9,984	$9,984	$—
Commercial and industrial	—	—	—	3,145	3,337
Consumer	24	24	37	1,674	1,560
Total non-accrual loans	$24	$24	$10,021	$14,803	$4,897
Total non-performing loans	$24	$24	$10,286	$15,376	$5,491
Non-accrual loans to total loans	—%	—%	0.27%	0.41%	0.14%
Non-performing loans to total loans	—%	—%	0.28%	0.43%	0.16%
Allowance for loan losses	$40,534	$38,134	$34,729	$38,121	$37,377
Allowance for loan losses to total loans	0.93%	0.93%	0.93%	1.06%	1.08%
Charge-offs	$—	$—	$(3,909)	$(54)	$—
Recoveries	$—	$5	$17	$308	$—
Net charge-offs/(recoveries) to average loans (annualized)	—%	—%	0.42%	(0.03)%	—%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	9.2%	8.6%	8.5%	9.4%	6.8%
Metropolitan Commercial Bank	9.1%	8.5%	8.4%	9.3%	7.3%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	13.0%	13.3%	14.1%	14.1%	9.7%
Metropolitan Commercial Bank	13.2%	13.6%	14.4%	14.6%	11.1%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	13.4%	13.7%	14.6%	14.8%	10.5%
Metropolitan Commercial Bank	13.2%	13.6%	14.4%	14.6%	11.1%

Total Risk-Based:
Metropolitan Bank Holding Corp.	14.3%	14.6%	16.1%	16.5%	12.2%
Metropolitan Commercial Bank	14.1%	14.5%	15.2%	15.6%	12.2%

8

Performance Measures

	Three months ended			Six months ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands, except per share data)	2022	2022	2021	2022	2021
Net income available to common shareholders	$23,126	$18,996	$13,252	$42,125	$25,347
Per common share:
Basic earnings	$2.12	$1.74	$1.59	$3.86	$3.06
Diluted earnings	$2.07	$1.69	$1.55	$3.76	$2.98
Common shares outstanding:
Period end	10,931,697	10,931,697	8,344,193	10,931,697	8,344,193
Average fully diluted	11,189,807	11,223,294	8,543,474	11,208,992	8,496,945
Return on: (1)
Average total assets	1.38%	1.11%	0.97%	1.25%	1.01%
Average equity	16.4%	13.8%	15.0%	15.1%	14.6%
Average tangible common equity (2)	16.7%	14.0%	15.6%	15.5%	15.2%
Yield on average earning assets	3.50%	2.96%	2.98%	3.24%	3.14%
Total cost of deposits	0.24%	0.23%	0.29%	0.24%	0.29%
Net interest spread	2.95%	2.32%	2.31%	2.65%	2.47%
Net interest margin	3.27%	2.71%	2.68%	3.00%	2.83%
Net charge-offs as % of average loans (1)	—%	—%	—%	—%	0.05%
Efficiency ratio	42.2%	45.5%	50.3%	43.73%	51.14%

(1)	Ratios are annualized.
(2)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.

9

Interest Margin Analysis

	Three months ended
	Jun. 30, 2022			Mar. 31, 2022			Jun. 30, 2021
	Average			Average			Average
	Outstanding		Yield /	Outstanding		Yield /	Outstanding		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$4,232,016	$52,185	4.87%	$3,901,976	$46,536	4.78%	$3,334,762	$39,234	4.65%
Available-for-sale securities	540,100	1,643	1.22	565,301	1,648	1.17	487,147	1,204	0.98
Held-to-maturity securities	489,082	2,056	1.68	447,165	1,738	1.55	2,348	9	1.52
Equity investments	2,334	7	1.25	2,328	6	1.03	2,309	7	1.20
Overnight deposits	1,401,027	2,994	0.85	1,969,366	915	0.19	1,612,187	442	0.11
Other interest-earning assets	17,357	273	6.29	13,328	127	3.80	11,985	154	5.15
Total interest-earning assets	6,681,916	59,158	3.50	6,899,464	50,970	2.96	5,450,738	41,050	2.98
Non-interest-earning assets	93,597			57,241			90,287
Allowance for loan losses	(38,713)			(36,130)			(36,339)
Total assets	$6,736,800			$6,920,575			$5,504,686
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$2,716,676	3,583	0.53	$2,639,572	3,463	0.53	$2,314,791	3,348	0.58
Certificates of deposit	62,247	123	0.80	75,881	162	0.86	83,606	217	1.04
Total interest-bearing deposits	2,778,923	3,706	0.53	2,715,453	3,625	0.54	2,398,397	3,565	0.60
Borrowed funds	20,621	150	2.91	40,340	713	7.07	45,296	512	4.47
Total interest-bearing liabilities	2,799,544	3,856	0.55	2,755,793	4,338	0.64	2,443,693	4,077	0.67
Non-interest-bearing liabilities:
Non-interest-bearing deposits	3,290,328			3,574,835			2,603,198
Other non-interest-bearing liabilities	78,997			28,927			100,698
Total liabilities	6,168,869			6,359,555			5,147,589
Stockholders' equity	567,931			561,020			357,097
Total liabilities and equity	$6,736,800			$6,920,575			$5,504,686
Net interest income		$55,302			$46,632			$36,973
Net interest rate spread (3)			2.95%			2.32%			2.31%
Net interest margin (4)			3.27%			2.71%			2.68%
Total cost of deposits (5)			0.24%			0.23%			0.29%
Total cost of funds (6)			0.25%			0.28%			0.32%

(1)	Annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

10

	Six months ended
	Jun. 30, 2022			Jun. 30, 2021
	Average			Average
	Outstanding		Yield /	Outstanding		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$4,067,908	$98,721	4.85%	$3,263,309	$76,074	4.67%
Available-for-sale securities	552,631	3,291	1.19%	409,895	1,956	0.95%
Held-to-maturity securities	468,239	3,794	1.62%	2,485	20	1.60%
Equity investments	2,331	13	1.14%	2,306	15	1.29%
Overnight deposits	1,683,626	3,909	0.46%	1,357,851	786	0.12%
Other interest-earning assets	15,354	400	5.21%	11,799	305	5.21%
Total interest-earning assets	6,790,089	110,128	3.24%	5,047,645	79,156	3.14%
Non-interest-earning assets	75,520			77,662
Allowance for loan losses	(37,429)			(36,155)
Total assets	$6,828,180			$5,089,152
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$2,678,146	$7,046	0.53%	$2,188,333	$6,254	0.58%
Certificates of deposit	69,026	285	0.83%	85,245	482	1.14%
Total interest-bearing deposits	2,747,172	7,331	0.54%	2,273,578	6,736	0.60%
Borrowed funds	30,426	863	5.67%	45,289	1,024	4.50%
Total interest-bearing liabilities	2,777,598	8,194	0.59%	2,318,867	7,760	0.67%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	3,431,987			2,335,924
Other non-interest-bearing liabilities	54,100			82,416
Total liabilities	6,263,685			4,737,207
Stockholders' equity	564,495			351,945
Total liabilities and equity	$6,828,180			$5,089,152
Net interest income		$101,934			$71,396
Net interest rate spread (3)			2.65%			2.47%
Net interest margin (4)			3.00%			2.83%
Total cost of deposits (5)			0.24%			0.29%
Total cost of funds (6)			0.27%			0.34%

(1)	Annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

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Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following table:

	Quarterly Data
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
(dollars in thousands, except per share data)	2022	2022	2021	2021	2021
Average assets	$6,736,800	$6,920,575	$6,781,313	$5,916,548	$5,504,686
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$6,727,067	$6,910,842	$6,771,580	$5,906,815	$5,494,953

Average equity	$567,931	$561,020	$552,126	$394,787	$357,097
Less: average preferred equity	—	—	1,834	5,502	5,502
Average common equity	$567,931	$561,020	$550,292	$389,285	$351,595
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$558,198	$551,287	$540,559	$379,552	$341,862

Return on average tangible common equity (1), (2)	16.7%	14.0%	13.9%	16.9%	15.6%

Total assets	$6,867,042	$6,626,940	$7,116,358	$6,141,254	$5,787,193
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets	$6,857,309	$6,617,207	$7,106,625	$6,131,521	$5,777,460

Total equity	$574,306	$560,030	$556,989	$542,654	$363,595
Less: preferred equity	—	—	—	5,502	5,502
Common equity	$574,306	$560,030	$556,989	$537,152	$358,093
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$564,573	$550,297	$547,256	$527,419	$348,360

Common shares outstanding	10,931,697	10,931,697	10,925,029	10,644,193	8,344,193
Book value per share (GAAP)	$52.54	$51.23	$50.98	$50.46	$42.92
Tangible book value per share (non-GAAP) (3)	$51.65	$50.34	$50.09	$49.55	$41.75

(1)	Ratios are annualized.
(2)	Net income divided by average tangible common equity.
(3)	Tangible book value divided by common shares outstanding at period-end.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.

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